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                                                                    EXHIBIT 99.3

                      WIRE & CABLE SPECIALTIES CORPORATION
                             ---------------------

                      CONSENT OF WIRE & CABLE SHAREHOLDERS
                                OCTOBER   , 1996
                             ---------------------

     THE UNDERSIGNED, being all of the shareholders of record of Wire & Cable Specialties Corporation, a Georgia corporation ("Wire & Cable") as of October
  , 1996, in accordance with the authority contained in Section 14-2-704 of the Georgia Business Corporation Code, as amended, do hereby consent in writing as of the date first written above to the resolution set forth below, which consent shall have the same force and effect as if given at a meeting of shareholders of Wire & Cable duly called and held in accordance with law and the by-laws of Wire & Cable.

          RESOLVED, that the Reorganization Agreement dated as of September 25, 1996 (the "Merger Agreement"), and the transactions described in and contemplated by the Merger Agreement, providing for the merger of Wire & Cable and Futronix Corporation, a Texas corporation, with and into Futronix Acquisition Company, a Texas corporation and a wholly-owned subsidiary of Kent Electronics Corporation, a Texas corporation, on the terms and conditions as set forth in the Merger Agreement attached as Appendix A to the Joint Proxy
     Statement/Prospectus dated October   , 1996, delivered to the
     undersigned on or before the date hereof, are hereby approved and adopted.

     IN WITNESS WHEREOF, the undersigned have executed this Consent of Wire & Cable Shareholders in one or more counterparts as of the date first written above.

                                             ___________________________________
                                                     Theodore J. Bruno

                                             ___________________________________
                                                       John E. Myers